CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware VIP® Trust of our reports dated February 17, 2022, relating to the financial statements and financial highlights, which appear in Delaware VIP Emerging Markets Series, Delaware VIP Equity Income Series, Delaware VIP Fund for Income Series, Delaware VIP Growth and Income Series, Delaware VIP Growth Equity Series, Delaware VIP International Series, Delaware VIP Investment Grade Series, Delaware VIP Limited Duration Bond Series, Delaware VIP Opportunity Series, Delaware VIP Small Cap Value Series, Delaware VIP Special Situations Series and Delaware VIP Total Return Series’ Annual Reports on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 26, 2022